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EXHIBIT (23) -- CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 and S-3 No. 33-54732, Form S-8 No. 2-67874, and Form S-8 No.
33-62443) pertaining to the 1988 Incentive Equity Performance Plan, the 1978 Nonqualified Incentive Stock Option Plan, and the Non-Employee Directors Stock Option Plan, respectively, of our report dated January 18, 1996, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in the Annual Report (Form 10-K) for the year ended December 30, 1995.




                                                           ERNST & YOUNG LLP





Cleveland, Ohio
March 11, 1996